Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AMONG

GENWORTH FINANCIAL, INC.

SUB XLVI, INC.

AND

SUB XLII, INC.

DATED AS OF APRIL 1, 2013

i

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (the “Agreement”), entered into as of April 1, 2013, by and among Genworth Financial, Inc., a Delaware corporation (the “Company”), Sub XLVI, Inc., a Delaware corporation (“New Parent”) and a direct, wholly owned subsidiary of the Company, and Sub XLII, Inc., a Delaware corporation (“Merger Sub”) and a direct, wholly owned subsidiary of New Parent.

RECITALS

WHEREAS, as of March 27, 2013, the Company’s authorized capital stock consisted of 2,300,000,000 shares, consisting of: (i) 1,500,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Company Class A Common Stock”), of which 493,066,840 shares were issued and outstanding and 88,416,113 shares were held in the Company’s treasury; (ii) 700,000,000 shares of Class B Common Stock, par value $0.001 (the “Company Class B Common Stock”), of which no shares were issued and outstanding and no shares were held in the Company’s treasury and; (iii) 100,000,000 shares of Preferred Stock, par value $0.001 per share (the “Company Preferred Stock”), of which no shares were issued and outstanding and no shares were held in the Company’s treasury.

WHEREAS, immediately prior to the Effective Date (as defined below), New Parent’s authorized capital stock shall consist of 2,300,000,000 shares, consisting of: (i) 1,500,000,000 shares of Class A Common Stock, par value $0.001 per share (the “New Parent Class A Common Stock”), of which 100 shares will be issued and outstanding; (ii) 700,000,000 shares of Class B Common Stock, par value $0.001 per share (the “New Parent Class B Common Stock”), none of which will be issued and outstanding and; (iii) 100,000,000 shares of Preferred Stock, par value $0.001 per share (the “New Parent Preferred Stock”), none of which will be issued and outstanding.

WHEREAS, as of the date hereof, Merger Sub has an authorized capital stock consisting of 1,000 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”), of which 100 shares are issued and outstanding on the date hereof and owned by New Parent.

WHEREAS, the designations, rights and preferences, and the qualifications, limitations and restrictions of the New Parent Class A Common Stock, New Parent Class B Common Stock and the New Parent Preferred Stock are the same as those of the Company Class A Common Stock, Company Class B Common Stock and the Company Preferred Stock, as applicable.

WHEREAS, the Certificate of Incorporation of New Parent, as amended (the “New Parent Charter”), and the Bylaws of New Parent, as amended (the “New Parent Bylaws”), in effect immediately after the Effective Date will contain provisions identical to the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”), and the Amended and Restarted Bylaws of the Company (the “Company Bylaws”), in effect immediately before the Effective Date (other than as required or permitted by Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”)).

WHEREAS, New Parent and Merger Sub are newly formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than New Parent’s ownership of Merger Sub and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related thereto.

WHEREAS, the Company desires to create a new holding company structure by merging Merger Sub with and into the Company, with (a) the Company continuing as the surviving corporation of such merger; and (b) each outstanding share (or any fraction thereof) of Company Class A Common Stock being converted in such merger into a share (or any fraction thereof) of New Parent Class A Common Stock and each share of Company Class A Common Stock held in the Company’s treasury will be converted in such merger into a share (or any fraction thereof) of New Parent Class A Common Stock to be held immediately after completion of such merger in the treasury of New Parent, in accordance with the terms of this Agreement (the “Merger”).

WHEREAS, at the time of the Merger, or immediately thereafter, the name of New Parent will become Genworth Financial, Inc. and the name of the Company will become Genworth Holdings, Inc.

WHEREAS, the boards of directors of New Parent, Merger Sub and the Company have approved and declared the advisability of this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, New Parent and Merger Sub hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01. THE MERGER. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall, at the Effective Date, be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Date, the effects of the Merger shall be as provided in Section 259 of the DGCL.

Section 1.02. EFFECTIVE DATE. As soon as practicable on or after the date hereof, the Surviving Corporation shall file a certificate of merger executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of such date and time as the parties shall agree and specify in the certificate of merger (such date and time being referred to herein as the “Effective Date”).

Section 1.03. CERTIFICATE OF INCORPORATION. From and after the Effective Date, the Company Charter, as in effect immediately prior to the Effective Date, shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation’s Charter”) until thereafter amended as provided therein or by the DGCL, except as follows:

(a) Article I thereof shall be amended so as to read in its entirety as follows:

“The name of the corporation (which is herein referred to as the “Corporation”) shall be Genworth Holdings, Inc.”

(b) Article IV Section 1(b) is deleted in its entirety.

(c) A new Article XII shall be added thereto which shall read in its entirety as follows:

“Vote of Stockholders Required to Approve Certain Actions.

Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or under this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Genworth Financial, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote as is required by the DGCL or this Certificate of Incorporation, as the case may be.”

Section 1.04. BYLAWS. From and after the Effective Date, the Company Bylaws, as in effect at the Effective Date, shall constitute the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

Section 1.05. DIRECTORS. The directors of the Company in office at the Effective Date shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Date until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation’s Charter and Bylaws, or as otherwise provided by law.

Section 1.06. OFFICERS. The officers of the Company in office at the Effective Date shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation’s Charter and Bylaws, or as otherwise provided by law.

Section 1.07. ADDITIONAL ACTIONS. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.08. CONVERSION OF SECURITIES. At the Effective Date, by virtue of the Merger and without any action on the part of New Parent, Merger Sub, the Company or the holder of any of the following securities:

(a) Conversion of Company Class A Common Stock. Each share of Company Class A Common Stock (or fraction of a share of Company Class A Common Stock) issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of New Parent Class A Common Stock.

(b) Conversion of Company Stock Held as Treasury Stock. Each share of Company Class A Common Stock held in the Company’s treasury shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of New Parent Class A Common Stock to be held immediately after completion of the Merger in the treasury of New Parent.

(c) Conversion of Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent 4,930,669 duly issued, fully paid and nonassessable shares of common stock par value, $0.001 per share, of the Surviving Corporation.

(d) Cancellation of Capital Stock of New Parent. Each share of New Parent Class A Common Stock that is owned by the Company immediately prior to the Merger shall automatically be canceled and shall cease to exist.

(e) Rights of Certificate Holders. From and after the Effective Date, holders of certificates formerly evidencing Company Class A Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; except, however, that such holders shall have the rights set forth in Section 1.09 herein.

Section 1.09. NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Date, evidenced Company Class A Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of New Parent Class A Common Stock into which such shares of Company Class A Common Stock were converted pursuant to the provisions of Section 1.08 herein, unless otherwise determined by the Board of Directors of New Parent.

ARTICLE II

ACTIONS TO BE TAKEN IN

CONNECTION WITH THE MERGER

Section 2.01. RESERVATION OF SHARES. On or prior to the Effective Date, New Parent will reserve sufficient authorized but unissued shares of New Parent Class A Common Stock to provide for the issuance of New Parent Class A Common Stock upon the exercise of options, warrants or rights or in satisfaction of other benefits payable and outstanding under the Company’s equity compensation plans.

ARTICLE III

CONDITIONS OF MERGER

Section 3.01. CONDITIONS PRECEDENT. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

(a) Prior to the Effective Date, the New Parent Class A Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange (the “NYSE”), to the extent such approval is required.

(b) Prior to the Effective Date, the board of directors of the Company or a duly authorized committee thereof shall have determined, based on the advice of Weil, Gotshal & Manges LLP, special tax counsel to the Company, that, for United States federal income tax purposes, no gain or loss will be recognized by the stockholders of the Company as a result of the Merger or the transactions contemplated hereby, and the Company shall have received the opinion of Weil, Gotshal & Manges LLP dated the Effective Date to that effect.

(c) Prior to the Effective Date, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

(d) Prior to the Effective Date, the Company, in its capacity as the sole stockholder of New Parent, and New Parent, in its capacity as sole stockholder of Merger Sub, shall have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

ARTICLE IV

COVENANTS

Section 4.01. DIRECTORS OF NEW PARENT. At the Effective Date, each person who was a member of the board of directors of the Company immediately prior to the Effective Date will be a member of the board of directors of New Parent (and they will be the only directors of New Parent), each of whom shall serve in accordance with the New Parent Charter and the New Parent Bylaws.

ARTICLE V

TERMINATION AND AMENDMENT

Section 5.01. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Date by action of the board of directors of any of the Company, New Parent or Merger Sub, or any duly authorized committee of any of such companies, if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and none of the Company, New Parent or Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

Section 5.02. AMENDMENTS. This Agreement may be supplemented, amended or modified by the mutual consent of the parties to this Agreement by action by their respective boards of directors; provided, however, that, any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 6.02. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 6.03. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company, New Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GENWORTH FINANCIAL, INC.

By:	/s/ Leon E. Roday
	Name:	Leon E. Roday
	Title:	Senior Vice President, General Counsel and Secretary

SUB XLVI, INC.

By:	/s/ Leon E. Roday
	Name:	Leon E. Roday
	Title:	President

SUB XLII, INC.

By:	/s/ Ward E. Bobitz
	Name:	Ward E. Bobitz
	Title:	Vice President and Secretary

CERTIFICATE OF THE SECRETARY

OF

GENWORTH FINANCIAL, INC.

I, Leon E. Roday, Secretary of Genworth Financial, Inc., do hereby certify that the Board of Directors of Genworth Financial, Inc. approved and adopted this Agreement by unanimous written consent effective on April 1, 2013 pursuant to Section 251(g) of the General Corporation Law of the State of Delaware and the conditions specified in the first sentence of said Section 251(g) have been satisfied.

/s/ Leon E. Roday
Name:	Leon E. Roday
Title:	Secretary

Dated: April 1, 2013

CERTIFICATE OF THE SECRETARY

OF

SUB XLII, INC.

I, Ward E. Bobitz, Secretary of Sub XLII, Inc., do hereby certify that the Board of Directors of Sub XLII, Inc. approved and adopted this Agreement by unanimous written consent effective on April 1, 2013 pursuant to Section 251(g) of the General Corporation Law of the State of Delaware and the conditions specified in the first sentence of said Section 251(g) have been satisfied.

/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Secretary

Dated: April 1, 2013

CERTIFICATE OF THE SECRETARY

OF

SUB XLII, INC.

I, Ward E. Bobitz, Secretary of Sub XLII, Inc., a Delaware corporation, hereby certify pursuant to Section 251 of the General Corporation Law of the State of Delaware that the sole stockholder of Sub XLII, Inc. duly adopted this Agreement and Plan of Merger by a written consent to action without a meeting pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware.

/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Secretary

Dated: April 1, 2013